MOEN AND COMPANY CHARTERED ACCOUNTANTS

Member:

Canadian Institute of Chartered Accountants

Institute of Chartered Accountants of British Columbia

Institute of Management Accountants (USA) (From 1965)

Registered with:

Public Company Accounting Oversight Board (USA) (PCAOB)

Canadian Public Accountability Board (CPAB)

Canada - British Columbia Public Practice Licence

Securities Commission Building

PO Box 10129, Pacific Centre

Suite 1400 - 701 West Georgia Street

Vancouver, British Columbia

Canada V7Y 1C6

Telephone: (604) 662-8899

Fax: (604) 662-8809

Email: moenca@telus.net

November 8, 2005 SEC File No. 333-126801

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our auditors' report dated June 22, 2005 covering the audited financial statements of Razor Resources Inc. as of April 30, 2002, 2003, 2004, and 2005

and accumulated for the period from inception on February 15, 2002 to April 30,

2005 and the interim unaudited financial statements for the three month period ending July 31, 2005 included in the Registration Statement on Form SB-2/A-5 and related Prospectus of Razor Resources Inc. for the registration of shares of its common stock.

Yours very truly,

MOEN AND COMPANY,

Chartered Accountants

"MOEN AND COMPANY"

("Signed")